                                                                   EXHIBIT 10.35

                              FOURTEENTH AMENDMENT

                                       TO

                      AMENDED AND RESTATED CREDIT AGREEMENT

                  THIS FOURTEENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the "AGREEMENT") is being executed and delivered as of January 15, 2002, by and among Waterlink, Inc., a Delaware corporation (the "COMPANY"), the "Banks" party to and as defined in the "Credit Agreement" referred to below (the "BANKS") and Bank of America, N.A. in its capacities as "Agent" for the Banks under the Credit Agreement and "Collateral Agent" for the Banks pursuant to the Collateral Documents (the "AGENT"). Capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms as set forth in the Credit Agreement referred to and defined below.

                              W I T N E S S E T H:

                  WHEREAS, the Company, the Banks and the Agent are parties to that certain Amended and Restated Credit Agreement dated as of June 27, 1997, as heretofore further amended (the "CREDIT AGREEMENT"), pursuant to which the Banks have agreed, subject to the terms and conditions set forth therein, to extend credit to the Company;

                  WHEREAS, the Company has requested that the Banks extend the Term Maturity Date and the Revolving Termination Date and, subject to the terms and conditions of this Agreement, the Banks have agreed to such requests.

                  NOW, THEREFORE, in consideration of the foregoing premises, the terms and conditions stated herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Company, the Banks and the Agent, such parties hereby agree as follows:

                  SECTION 1. AMENDMENT TO CREDIT AGREEMENT. Subject to the satisfaction of each of the conditions set forth in SECTION 2 of this Agreement, the Credit Agreement is hereby amended as follows (unless otherwise specified, section, article, exhibit and schedule references refer to sections, articles, exhibits and schedules of the Credit Agreement):

                  (a) SECTION 1.01 is amended to delete in its entirety CLAUSE
(iii) of the second PROVISO of the definition of "APPLICABLE MARGIN" and to replace such clause with the following provisions:

         (iii) effective from October 1, 2001 to January 14, 2002, the Applicable Margin shall be, notwithstanding the Level in effect at any time, 3.50% with respect to Base Rate Loans and (iv) effective from and after January 15, 2002, the Applicable Margin shall be, notwithstanding the Level in effect at any time, 4.00% with respect to Base Rate Loans.

                  (b) SECTION 1.01 is amended to delete the definition of "EXCESS CASH FLOW" in its entirety and to replace such definition with the following definition:

                           "EXCESS CASH FLOW" means, with respect to any fiscal period of the Company: (a) the Company's Adjusted Net Earnings from Operations for such period; MINUS (b) the sum of (i) all regularly scheduled installments of Indebtedness (including all Scheduled Repayments) which were actually paid in cash by the Company during such fiscal period, (ii) bank charges and deferred financing fees and bank agency fees paid in cash during such period, and (iii) Capital Expenditures which were actually paid in cash by the Company and its Subsidiaries during such fiscal period to the extent permitted hereunder, other than any such payments already deducted in the computation of the Company's Adjusted Net Earnings from Operations; PLUS (c) the sum of (i) any depreciation and amortization expense deducted in determining Net Income for such fiscal period, (ii) other non-cash charges deducted in computing such Net Income, (iii) any decrease in the Company's current assets other than cash during such period (other than any decrease in current liabilities as a direct result of the Company's application of a portion of proceeds from any Disposition to the satisfaction of current liabilities concurrently with the consummation of such Disposition), (iv) any increase in the Company's current liabilities during such period, (v) any net decrease in cash collateral pledged by the Company and its Subsidiaries to secure its reimbursement obligations with respect to surety bonds issued on behalf of the Company and its Subsidiaries in the ordinary course of business and (vi) any aggregate reduction during such period in the face amount of outstanding Letters of Credit securing the Company's and its Subsidiaries reimbursement obligations with respect to surety bonds issued on behalf of the Company and its Subsidiaries in the ordinary course of business; MINUS (d) the sum of (i) any increase in such Company's current assets other than cash during such period; and (ii) any decrease in such Company's current liabilities during such period, (iii) any net increase in cash collateral pledged by the Company and its Subsidiaries to secure its reimbursement obligations with respect to surety bonds issued on behalf of the Company and its Subsidiaries in the ordinary course of business and (iv) any net reduction in the outstanding principal balance of the Revolving Loan during such period as a result of voluntary repayments of such Loans made to create availability for the issuance of Letters of Credit issued during such period to secure the Company's and its Subsidiaries reimbursement obligations with respect to surety bonds issued on behalf of the Company and its Subsidiaries in the ordinary course of business.

                  (c) SECTION 1.01 is amended to delete the definition of "INTEREST COVERAGE RATIO" in its entirety.

                  (d) SECTION 1.01 is further amended to delete the date "January 15, 2002" set forth in each of the definitions of "LIQUIDITY DATE," "REVOLVING TERMINATION DATE," "SWING LINE TERMINATION DATE" and "TERM MATURITY DATE" and to replace each such date with reference to the term "FINAL MATURITY DATE."

                  (e) SECTION 1.01 is further amended to add the following new definitions in their respective alphabetical locations:

                  "ADJUSTED NET EARNINGS FROM OPERATIONS" means, with respect to any fiscal period of the Company, Net Income, LESS any and all of the following included in such net income: (a) gain or loss arising from the sale of any capital asset; (b) gain arising from any write-up in the book value of any asset; (c) earnings of any business entity, substantially all the assets of which have been acquired in any manner, or which has merged or otherwise consolidated with and into the Company or any Subsidiary to the extent realized by such other business entity prior to the date of such acquisition, merger or consolidation; (d) earnings of any business entity (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest unless (and only to the extent) such earnings shall actually have been received by the Company or such Subsidiary in the form of cash distributions; (e) earnings of any Person to which assets of the Company or any Subsidiary shall have been sold, transferred or disposed of, or into which the Company or any Subsidiary shall have been merged, or which has been a party with the Company or any Subsidiary to any consolidation or other form of reorganization in which the Company or such Subsidiary is not the surviving entity, after the date of such transaction; (f) gain arising from the acquisition of debt or equity securities of the Company or any Subsidiary or from cancellation or forgiveness of Indebtedness; and (g) gain arising from extraordinary items including restructuring charges, as determined in accordance with GAAP, or from any other non-recurring transaction.

                  "FINAL MATURITY DATE" means October 1, 2002, provided, however, that, if, as of May 31, 2002, the Company shall have failed to satisfy any of the Pure Water Sale Conditions, such term shall mean May 31, 2002.

                  "FOURTEENTH AMENDMENT" means the Fourteenth Amendment to this Agreement dated as of January 15, 2002.

                  "FOURTEENTH AMENDMENT EFFECTIVENESS DATE" means the date upon which the Agent advised the Company that the Fourteenth Amendment has become effective.

                  "PAYABLES TO INVENTORY AND EXCESS COSTS RATIO" means, as of any date of determination, the ratio of (a) the Company's accounts payable, to (b) the sum of the Company's total inventory PLUS costs in excess of billings, in each case determined in accordance with GAAP on a consolidated basis.

                  "PURE WATER SALE CONDITIONS" means, as of any date of determination, (a) the Company shall have entered into a definitive sale agreement with respect to all or substantially all of the assets or equity interests (or both) of its Pure Water Division, (b) such agreement and transaction shall have been approved in writing by the Required Lenders, (c) the prospective purchaser with respect to such agreement shall have delivered in escrow cash earnest money in an amount and pursuant to such terms as are approved in writing by the Required Lenders, (d) neither such prospective purchaser's nor the Company's obligation to consummate such transaction is subject to any unsatisfied conditions precedent (which has not been waived) with respect to such purchaser's financing for such transaction, such purchaser's due diligence with respect to the Pure Water Division, any governmental approval or governmentally imposed waiting period with respect to such purchaser or the Company, any board of directors', shareholders' (or similar bodies') or third party's approval or consent (other than the Lenders' approval), or any pending or threatened litigation with respect to such transaction.

                  (f) SECTION 1.01 is further amended to delete in its entirety CLAUSE (III) of the definition of "EBITDA" and to replace such clause with the following provision:

         (iii) charges incurred prior to December 1, 2001, not to exceed $2,400,000 in the aggregate for downsizing of the Company's corporate staff (including severance obligations) and closing its Cleveland, Ohio corporate offices,

                  (g) SECTION 1.01 is further amended to delete in its entirety the definition of "STRATEGIC MILESTONES" and to replace such definition with the following definition:

                  "STRATEGIC MILESTONES" means each of the following, in each case in a manner substantially consistent with general investment banking practices employed with respect to such processes as conducted in the United States: (a) the Company's distribution, on or before January 31, 2002, of comprehensive offering memoranda to prospective purchasers or investors providing disclosure necessary for the Company to offer to sell or otherwise dispose of substantially all of its Pure Water Division and (b) the Company's setting forth a due date, which shall be not later than April 15, 2002, for such prospective purchasers or investors to submit to the Company written expressions of interest in purchasing or otherwise acquiring substantially all of its Pure Water Division.

                  (h) SECTION 2.04 is amended to delete both references in such section to the term "Swing Line Termination Date" and to replace such references with references to the term "Fourteenth Amendment Effective Date."

                  (i) SECTION 2.09(E) is deleted in its entirety and replaced with the following provision:

                           (e) EXCESS CASH FLOW. On the forty-fifth (45th) day following the end of each fiscal quarter of the Company, commencing with the fiscal quarter ending March 31, 2002, the Company shall prepay the Scheduled Repayments in the inverse order of their respective maturities in amounts equal to 80% of Excess Cash Flow for such fiscal quarter; PROVIDED, HOWEVER, that if at the time of any such required prepayment the Company and its Subsidiaries shall have not yet completed its anticipated repair of the reactivation kiln located at Barnebey & Suttcliffe Corporation, and the aggregate amount actually expended for such repairs through such date is less than $500,000, then:

                           (i) subject to the Company's compliance with CLAUSE
                  (ii) below, the amount otherwise required to be prepaid under this section and applied as a prepayment of the Scheduled Repayments with respect to such fiscal quarter period ended shall be reduced by an amount equal to the lesser of (x) the amount otherwise required to be so prepaid and applied hereunder for such period and (y) an amount (not less than zero) equal to $500,000 MINUS the aggregate amount of such expenditures actually made by the Company prior to such date MINUS the aggregate amount of Kiln Reserves maintained by the Agent at such time under and as defined in CLAUSE (ii) below (prior to any increase in such reserve on such date with respect to payments made with respect to the fiscal quarter then ended); and

                           (ii) an amount equal to the lesser of (x) the sum of
                  the reduction determined pursuant to CLAUSE (i) above for such fiscal quarter ended plus 20% of Excess Cash Flow for such fiscal quarter ended and (y) the amount determined pursuant to CLAUSE (i)(y) above, shall be paid by the Company to the Agent and applied as a repayment of the outstanding principal balance of the Revolving Loan and maintained by the Agent as a reserve against availability under the Revolving Loan Commitment (together with any such amount previously so paid to the Agent under this clause and then maintained, collectively, the "KILN RESERVE"), which Kiln Reserve may be subsequently reduced upon the Company thereafter requesting Revolving Loans (which are made pursuant to the terms and conditions of this Agreement) the proceeds of which are designated by the Company to the Agent as to be applied to the payment of repair expenditures relating to the reactivation kiln described above and supported by invoices for such purposes as presented by the Company and satisfactory to the Agent.

                  (j) SECTION 2.10(a)(i) is deleted in its entirety and replaced with the following provision:

         On each date set forth below, the Company shall be required to repay the principal amount (or such other amount after giving effect to any prepayments permitted or required pursuant to this Agreement) of the Term Loans as is set forth opposite such date (each, a "Scheduled Repayment"):

                                   Date                          Amount
                                   ----                          ------

                           January 31, 2002                     $125,000
                           February 28, 2002                    $125,000
                           March 31, 2002                       $125,000
                           April 30, 2002                       $125,000
                           May 31, 2002                         $125,000
                           June 30, 2002                        $125,000
                           July 31, 2002                        $175,000
                           August 31, 2002                      $175,000
                           September, 30, 2002                  $175,000
                           Term Maturity Date                $11,676,627.03

                  (k) SECTION 2.12 is amended to add the following provision to the end of such section:

                           (e) FOURTEENTH AMENDMENT FEES.

                           (i) On the earliest to occur of the first Liquidity Date following the Fourteenth Amendment Effectiveness Date, the acceleration of the Company's obligations pursuant to SECTION 9.02, and the Revolving Termination Date, the Company shall pay to the Agent in cash or other immediately available funds, for distribution to each Bank based on its Pro Rata Share, an amendment fee in an aggregate amount equal to 0.50% of the sum of the aggregate Revolving Loan Commitments plus the aggregate outstanding principal balance of the Term Loans calculated as of the Fourteenth Amendment Effective Date (after giving effect to any payments of such principal made on such date).

                           (ii) The Company shall pay to the Agent on June 30, 2002, in cash or other immediately available funds, for distribution to each Bank based on its Pro Rata Share, a term loan fee in an aggregate amount equal to 0.50% of the outstanding aggregate outstanding principal balance of the Term Loans calculated as of June 30, 2002 (after giving effect to any payments of such principal made on such date).

                  (l) SECTION 5.02 is amended to delete the word "and" which appears at the end of CLAUSE (b) thereof and to add the following provision to such section immediately following existing CLAUSE (C) thereof:

                           (d) COLLATERAL VALUE TO DEBT RATIO COMPLIANCE. The Agent shall have received a certificate (in form and detail acceptable to the Agent) demonstrating that, after giving effect to the requested Borrowing or issuance of or amendment to a Letter of Credit, the Collateral Value to Debt Ratio would be greater than or equal to 0.55 to 1.00, calculated based upon the Company's net accounts receivable as of the then immediately preceding Business Day and the Company's inventory and costs in excess of billings as of the last day of the then most recently ended calendar month.

                  (m) SECTION 7.14(e) is amended to delete the date "January 15, 2002" set forth therein, to replace such date with the date "February 15, 2002," and to add the following provision to the end of such section:

         ; PROVIDED, HOWEVER, that, unless and until such accounts become subject to such blocked account and lockbox agreements (whether with existing banks or replacement banks), at no time shall the Company permit the accounts balances thereof to exceed (i) $100,000 with respect to the Waterlink Technologies, Inc. account currently maintained in Boca Raton, Florida or (ii) $60,000 with respect to the C'Treat Offshore, Inc. account currently maintained in Dallas, Texas.

                  (n) SECTION 7.14 is further amended to add the following provision to the end of such Section:

                           (f) On or before February 28, 2002, the Company will execute and deliver, and cause to be delivered, to the Agent, a mortgage or deed of trust in favor of the Agent as additional security for the Obligations with respect to all fee simple interests in real property of the Company and its Subsidiaries, together with title insurance policies (in an amount not to exceed the estimated fair market value of the property and expected appreciation thereof, if any, in each case as may be reasonably determined by the Agent) and endorsements, surveys, corporate authorization and incumbency certificates and legal opinions, in each case in form and substance reasonably satisfactory to the Agent.

                  (o) SECTION 8.01 is amended to delete in its entirety CLAUSES
(I) and (J) thereof and to replace each of such clauses with the following provision:

                          [intentionally omitted];

                  (p) SECTION 8.05 is amended to delete CLAUSE (d) thereof in its entirety and to replace such clause with the following provision:

                           (d) other Indebtedness in an aggregate amount outstanding not to exceed $500,000;

                  (q) SECTION 8.05 is further amended to delete the amount "$6,500,000" set forth in CLAUSE (f) thereof and to replace such amount with the amount "$500,000".

                  (r) SECTION 8.05 is further amended to delete the amount "$10,000,000" set forth in CLAUSE (g) thereof and to replace such amount with the amount "$3,000,000".

                  (s) SECTION 8.15 is amended to delete the ratio "0.50 to 1.00" set forth therein and to replace such ratio with the ratio "0.55 to 1.00."

                  (t) SECTIONS 8.16 through 8.18 are deleted in their entirety and replaced with the following:

                           8.16. MINIMUM THREE-MONTH EBITDA. (a) The Company shall not permit its EBITDA for any three consecutive calendar month period ending as of any of the dates set forth below to be less than the applicable corresponding amount set forth below opposite such dates:

                                    Date                    Minimum Amount
                                    ----                    --------------

                           December 31, 2001                  $1,050,000

                           January 31, 2002                   $1,085,000

                           February 28, 2002                  $1,150,000

                           March 31, 2002                     $1,550,000

                           April 30, 2002                     $1,600,000

                           May 31, 2002                       $1,700,000

                           June 30, 2002                      $1,900,000

                           July 31, 2002                      $2,225,000

                           August 31, 2002                    $2,400,000;

         PROVIDED, HOWEVER, that, upon the sale or other disposition by the Company of all or substantially all of any of the Remaining Business Units, such minimum amounts shall be adjusted in a manner reasonably determined by the Agent so as to establish a minimum EBITDA amount for subsequent periods which approximates 85% of the Company's projected EBITDA for such periods, as projected on the Fourteenth Amendment Effectiveness Date, after giving effect to the elimination therefrom of the projected EBITDA of the operations subject to all such dispositions, as projected as of the Fourteenth Amendment Effectiveness Date.

                           (b) The Company shall not permit the consolidating earnings before interest, taxes and depreciation (calculated in the same manner as EBITDA, but on a consolidating basis) for either of its Specialty Products or Pure Water Divisions, for so long as its operations remain as a division or Subsidiary of the Company, for any three consecutive calendar month period ending as of any of the dates set forth below to be less than the applicable corresponding amount set forth below opposite such dates:

                           Date          Specialty Products          Pure Water
                           ----          ------------------          ----------

                  December 31, 2001         $1,120,000                $175,000

                  January 31, 2002          $1,050,000                $190,000

                  February 28, 2002         $1,150,000                $150,000

                  March 31, 2002            $1,400,000                $300,000

                  April 30, 2002            $1,400,000                $350,000

                  May 31, 2002              $1,350,000                $500,000

                  June 30, 2002             $1,400,000                $675,000

                  July 31, 2002             $1,625,000                $775,000

                  August 31, 2002           $1,800,000                $775,000.

                           8.17 PAYABLES TO INVENTORY AND EXCESS COSTS. The Company shall not permit its Payables to Inventory and Excess Costs Ratio, as of the last day of any calendar month ending on or after December 31, 2001, to be less than 0.35 to 1.00.

                           8.18 WEEKLY NET BOOK RECEIVABLES. The Company shall not permit the sum of (a) the combined net book value of the accounts receivable with respect to its Pure Water and Specialty Products Divisions, as of the last Business Day of any week ended after the Fourteenth Amendment Effective Date PLUS (b) the aggregate amount of cash collateral pledged by the Company to the Agent pursuant to this section (and subject to agreements acceptable to the Agent), to be less than $10,000,000; PROVIDED, HOWEVER, that, upon the sale or other disposition by the Company of either of such divisions, such minimum amount shall be adjusted in a manner reasonably determined by the Agent so as to establish a minimum amount for subsequent periods which approximates 85% of the Company's projected net book receivables for such periods, as projected on the Fourteenth Amendment Effectiveness Date, after giving effect to the elimination therefrom of the projected net book receivables of the operations subject to all such disposition, as projected as of the Fourteenth Amendment Effectiveness Date.

                  (u) SECTION 8.20 is amended to delete CLAUSE (iii) thereof in its entirety and to replace such clause with the following provisions:

         (iii) in each of its 2000 and 2001 fiscal years, in an aggregate amount not in excess of $6,000,000 and (iv) in its 2002 fiscal year, in an aggregate amount not in excess of $1,250,000.

                  (v) EXHIBIT C is deleted in its entirety and replaced with the exhibit attached hereto as ANNEX 1 to this Agreement.

                  SECTION 2. EFFECTIVENESS OF THE AMENDMENT AND WAIVER; CONDITIONS PRECEDENT. The provisions of SECTION 1 of this Agreement shall become effective as of the date hereof upon the Agent's receipt of each of the following:

                  (a) originally-executed (or facsimiles of originally-executed) counterparts of this Agreement executed and delivered by duly authorized officers of the Company, each Guarantor and each of the Banks; and

                  (b) evidence satisfactory to the Agent that those certain Convertible Subordinated Notes dated March 2, 1998 issued by the Company to the former shareholders of Chemitreat Services, Inc. in an original aggregate principal amount of $2,250,000 as heretofore amended, and those certain 13.00% Subordinated Notes dated January 18, 2001 issued by the Company to Brantley Venture Partners III, L.P. and CID Equity Capital V, L.P. in an original aggregate principal amount of $1,000,000, in each case has been modified in a manner acceptable to the Agent to extend the maturity date and all remaining principal payments due thereunder to a date not earlier that October 15, 2002.

                  SECTION 3. REPRESENTATIONS AND WARRANTIES. The Company and each Guarantor hereby represents and warrants that (a) this Agreement constitutes its legal, valid and binding obligation, enforceable against each such party in accordance with its terms and (b) there is no consent, approval or other requirement known to the Company or such Guarantor which could reasonably be expected to impair or materially delay the Company's or such Guarantor's ability to perform its obligations under this Agreement or the Credit Agreement as proposed to be amended hereby and (c) no Default or Event of Default has occurred and is continuing.

                  SECTION 4. REAFFIRMATION, RATIFICATION AND ACKNOWLEDGMENT. (a) The Company and each of the Guarantors hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, and each grant of security interests and liens in favor of the Agent, under each Loan Document to which it is a party, (ii) agrees and acknowledges that such ratification and reaffirmation is not a condition to the continued effectiveness of such Loan Documents, and (iii) agrees that neither such ratification and reaffirmation, nor the Agent's nor any Banks' solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from the Company or the Guarantors with respect to any subsequent modifications consent or waiver with respect to the Credit Agreement or other Loan Documents. The Credit Agreement and each other Loan Document is in all respects hereby ratified and confirmed and neither the execution, delivery nor effectiveness of this Agreement shall operate as a waiver of any Default or Event of Default (whether or not known to the Agent, the Collateral Agent or any Bank) or any right, power or remedy of the Agent, the Collateral Agent or any Bank of any provision contained in the Credit Agreement or any other Loan Document, whether as a result of any Default or Event of Default or otherwise. This Agreement shall constitute a "Loan Document" for purposes of the Credit Agreement.

                  (b) The Company and each of the Guarantors hereby acknowledges and confirms that (i) it does not have any grounds, and hereby agrees not to challenge (or to allege or to pursue any matter, cause or claim arising under or with respect to), in any case based upon acts or omissions of the Agent or any of the Banks occurring prior to the date hereof or facts otherwise known to it as of the date hereof, the effectiveness, genuiness, validity, collectibility or enforceability of the Credit Agreement or any of the other Loan Documents, the Obligations, the Liens securing such Obligations, or any of the terms or conditions of any Loan Document (it being understood that such acknowledgement and confirmation does not preclude the Company or the Guarantors from challenging the Agent's or any Bank's interpretation of any term or provision of the Credit Agreement or other Loan Document) and (ii) it does not possess (and hereby forever waives, remises, releases, discharges and holds harmless the Banks, the Agent and their respective affiliates, stockholders, directors, officers, employees, attorneys, agents and representatives and each of their respective heirs, executors, administrators, successors and assigns (collectively, the "INDEMNIFIED PARTIES") from and against, and agrees not to allege or pursue) any action, cause of action, suit, debt, claim, counterclaim, cross-claim, demand, defense, offset, opposition, demand and other right of action whatsoever, whether in law, equity or otherwise (which it, all those claiming by, through or under it, or its successors or assigns, have or may have) against the Indemnified Parties, or any of them, by reason of, any matter, cause or thing whatsoever, with respect to events or omissions occurring or arising on or prior to the date hereof and relating to the Credit Agreement or any of the other Loan Documents (including, without limitation, with respect to the payment, performance, validity or enforceability of the Obligations, the Liens securing the Obligations or any or all of the terms or conditions of any Loan Document) or any transaction relating thereto; PROVIDED, HOWEVER, THAT neither the Company nor any Guarantor hereby releases or holds harmless any Indemnified Party for actions or omissions by any such Indemnified Party constituting, or losses or expenses directly resulting from, the gross negligence or willful misconduct of such Indemnified Party.

                  SECTION 5.  MISCELLANEOUS.

                  (a) EXECUTION IN COUNTERPARTS; GOVERNING LAW This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

                  (b) SECTION TITLES. The section titles contained in this Agreement are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                  (c) AGENT'S EXPENSE. The Company hereby agrees to promptly reimburse the Agent for all reasonable out-of-pocket expenses, including, without limitation, attorneys' and paralegals fees, field exam fees and expenses and consultants fees and expenses, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation, administration and execution of the Loan Agreement, this Agreement or any document, instrument, agreement delivered pursuant to the Loan Agreement or this Agreement.

                                     * * * *

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


WATERLINK, INC.
WATERLINK MANAGEMENT, INC.
WATERLINK SEPARATIONS, INC.
WATERLINK BIOLOGICAL WASTEWATER SYSTEMS, INC.
WATERLINK TECHNOLOGIES, INC.
BARNEBEY & SUTCLIFFE CORPORATION (a/k/a Barnebey Sutcliffe Corporation) C'TREAT OFFSHORE, INC. (f/k/a Chemitreat Services, Inc.)
WATERLINK N.S., INC.




By: ___________________________
Name:
Title:

                                    BANK OF AMERICA, N.A., as Agent and
                                    Collateral Agent

                                    By:________________________________________


                                    Title:_____________________________________




                                    BANK OF AMERICA, N.A., Individually as a
                                    Bank and as Issuing Bank


                                    By:_________________________________________


                                    Title:______________________________________



                                    COMERICA BANK


                                    By:_________________________________________


                                    Title:______________________________________



                                    FIFTH THIRD BANK, CENTRAL OHIO


                                    By:_________________________________________


                                    Title:______________________________________



                                    HARRIS TRUST AND SAVINGS BANK


                                    By:_________________________________________


                                    Title:______________________________________



                                    PNC BANK, NATIONAL ASSOCIATION


                                    By:_________________________________________


                                    Title:______________________________________

                                    UNION BANK OF CALIFORNIA, N.A.


                                    By:_________________________________________


                                    Title:______________________________________

                                               (Annex 1 to Fourteenth Amendment)

                                    EXHIBIT C

                         FORM OF COMPLIANCE CERTIFICATE
                         ------------------------------



Bank of America, N.A., as Agent
for the Banks party to the Credit
Agreement referred to below
231 South LaSalle Street
Chicago, Illinois  60697

Attention:  ________________

Ladies and Gentlemen:

                  This certificate is furnished to you by Waterlink, Inc. (the "COMPANY"), pursuant to Section 7.02(b) of that certain Amended and Restated Credit Agreement, dated as of June 27, 1997, among the Company, the financial institutions party thereto (the "BANKS"), and Bank of America, N. A., as agent for such Banks (as the same has been heretofore and may be hereafter further amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), concurrently with the delivery of the financial statements required pursuant to Section 7.01 of the Credit Agreement. Terms not otherwise defined herein are used herein as defined in the Credit Agreement.

                  The undersigned, on behalf of the Company, hereby certifies that:

                  (A) no Default or Event of Default has occurred and is continuing, except as described in Attachment 1 hereto;

                  (B) the financial data and computations set forth in Schedule 1 below, evidencing compliance with the covenants set forth in Sections 8.05(d),
(f) and (g), 8.15, 8.16, 8.17 and 8.20 of the Credit Agreement, are true and correct as of _____________, ____(1) (the "COMPUTATION DATE"); and

                  (C) if the financial statements of the Company being concurrently delivered were not prepared in accordance with GAAP, Attachment 2 hereto sets forth any derivations required to conform the relevant data in such financial statements to the computations set forth below.
















____________________

(1) The last day of the accounting period for which financial statements are being concurrently delivered.

                  The foregoing certifications, together with the computations set forth in Schedule 1 hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered as of this _____ day of _____________, ____.


                                       WATERLINK, INC.



                                       By: __________________________________
                                              Name: _________________________
                                              Its: __________________________(2)























______________________

(2) To be executed by a Responsible Officer of the Company.

                                   SCHEDULE 1
                                   ----------


                                  COMPUTATIONS
                                  ------------



I.       Section 8.05 Indebtedness
         -------------------------


A.       Clause (d)
         ----------


1. Aggregate principal amount of Indebtedness permitted:                                $500,000


2. Actual amount of Indebtedness as of the date of determination:                       $________

B.       Clause (f)
         ----------

1. Aggregate principal amount of Indebtedness permitted:                                $500,000

2. Actual amount of Indebtedness as of the date of determination:                       $________

C.       Clause (g)
         ----------

1. Aggregate principal amount of Indebtedness permitted:                                $3,000,000

2. Actual amount of Indebtedness as of the date of determination:                       $_________

II.      Section 8.15 Collateral Value to Debt Ratio
         -------------------------------------------

1.  Date of Determination: ____________, ____.

2.  Required:                                                                           0.55 to 1.00

3.  Actual:

         (a)      net accounts receivable                     $____________

         (b)      inventory                                   $____________

         (c)      costs in excess of billings                 $____________

         (d)      sum of (a) through (c)                      $____________

         (e)      outstanding Loans                           $____________

         (f)      L/C Obligations in excess of $465,072       $____________

         (g)      sum of (e) and (f)                                $____________

         (h)      ratio of (d) to (g)                                                ____ to 1.00.


III.     Section 8.16 Three-Month EBITDA
         -------------------------------

1.  Three months ending: ____________, ____.

2.  Consolidated EBITDA for such period:                                             $__________
                                                                    Required:        $__________

3.  Consolidating EBITDA for such period for Specialty Products:                     $__________
                                                                    Required:        $__________

4.  Consolidating EBITDA for such period for Pure Water:                             $__________
                                                                    Required:        $__________

IV.      Section 8.17 Payables to Inventory and Excess Costs
         ---------------------------------------------------

1.  Date of Determination: ____________, ____.

2.  Required:                                                                        0.35 to 1.00

3.  Actual:

         (a)      accounts payable                                  $____________

         (b)      inventory                                         $____________

         (c)      costs in excess of billings                       $____________

         (d)      sum of (b) and (c)                                $____________

         (e)      ratio of (a) to (d)                                                     ____ to


V.       Section 8.18 Weekly Net Book Receivables
         ----------------------------------------

1.  Date of Determination: _______________, ___.

2.  Required:                                                                      $10,000,000

3.  Actual:

         (a)      net book receivables of Pure Water          $____________

         (b)      net book receivables of Specialty Products  $_____________

         (c)      cash collateral                             $_____________

         (d)      sum of (a) through (c)                                        $_____________

VI.      Section 8.20 Capital Expenditures
         ---------------------------------


1.       Date of Determination: ___________. ____.

2.       Maximum Permitted in Fiscal Year:                                      $_____________

2.       Capital Expenditures Incurred Year to Date through
         Date of Determination                                                  $_____________.


                                  ATTACHMENT 1
                                  ------------


                DESCRIPTION OF ANY DEFAULTS OR EVENTS OF DEFAULT
                ------------------------------------------------

                                  ATTACHMENT 2
                                  ------------


           DERIVATIONS REQUIRED TO CONFORM RELEVANT DATA IF FINANCIAL
              STATEMENTS WERE NOT PREPARED IN ACCORDANCE WITH GAAP
              ----------------------------------------------------